SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-9435	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

   1703 Edelweiss Drive, Cedar Park, Texas 78613
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (512) 250-8692

_____________________________________________________
(Former name or former address, if changed since last report)
___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02.      UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 5.02:      ELECTION OF DIRECTORS

          Effective February 6, 2006, the Board of Directors of FieldPoint Petroleum Corporation (the "Company"), approved the election of Debra Funderburg to serve as a member of the Company's Board of Directors.

          Ms. Funderburg will not serve as a member of any standing committee of the Board of Directors.

          Ms. Funderburg would be deemed an "independent director" under the standards set by the American Stock Exchange.

           Concurrently with her election to the Board of Directors, Ms. Funderburg entered into a Board of Directors Compensation Agreement which provides that in consideration of her services as a Director, the Company will pay Ms. Funderburg the following:
(a)	The Company will reimburse Ms. Funderburg for reasonable travel and other incidental expenses incurred by her in attending meetings of the Board of Directors;
(b)	The Company will pay a cash stipend of $12,000 per year, in at least quarterly installments; and,
(c)	The Company shall sell to the Director 10,000 shares of common stock under a separate Restricted Stock Agreement.

           Under the Restricted Stock Agreement which was executed concurrently, Ms. Funderburg agreed to purchase 10,000 shares of the Company's common stock in consideration of $100. Under the terms of the Restricted Stock Agreement, the Company has been granted a Repurchase Option to repurchase any unvested shares for the original purchase price paid by Ms. Funderburg.

           The subject shares shall vest, and shall be released from the Repurchase Option, as follows: 2,500 shares shall vest on the date that is six months from the Effective Date; an additional 2,500 shares shall vest on the date that is twelve months from the Effective Date; and, the final 5,000 shares shall vest on the date that is twenty-four months from the Effective Date.

           The subject shares were sold under the Restricted Stock Agreement without registration under the Securities Act of 1933, as amended (the "Securities Act"), were subject to restrictions on transfer under the Securities Act and the securities laws of applicable states, and were sold in reliance on the private offering exemptions contained in Section 4(2) of the Securities Act and in reliance on similar exemptions under applicable state laws as transactions not involving a public offering. The subject shares were represented to us to have been acquired for investment purposes only and not with a view to or for resale in connection with any distribution thereof. Appropriate legends were affixed to the certificate representing the securities issued. No placement or underwriting fees were paid in connection with the transaction. Proceeds from the sale were used for the Company's general working capital purposes.

ITEM 9.01.      EXHIBITS

Item	Title
10.1	Board of Directors Compensation Agreement
10.2	Restricted Stock Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIELDPOINT PETROLEUM CORPORATION
Date: February 9, 2006	By: /s/ Ray Reaves Ray Reaves, President